Exhibit 99.1

ROC Secures $64.3 Million U.S. Department of Justice Contract for Digital Evidence Technology

Eight-year DOJ contract establishes strategic beachhead for ROC Evidence

Validates ROC’s expanded digital evidence platform and the strategic value of its ZTC acquisition

DENVER, CO, September 28, 2026 - Rank One Computing Corporation d/b/a ROC, (Nasdaq: ROC) (“ROC” or the “Company”), a U.S. leader in Vision AI, building unified biometric, video analytics, and digital evidence solutions, today announces that it has been awarded an eight-year contract with the United States Department of Justice (DOJ) at a total contract value of $64.3 million. Under the contract, ROC Evidence will support the DOJ’s Digital Evidence Review Platform (DERP) program, with review, analysis, and production of digital evidence for federal prosecutions.

“We are honored that the DOJ has selected ROC Evidence for this significant competitive win and consequential beachhead contract for ROC,” said ROC CEO B. Scott Swann. “This award signals trust and validation for our product, demonstrates our ability to execute on long-term federal programs, and leaves ROC well-positioned to capture additional government opportunities with durable, high-margin revenue.”

This eight-year DOJ contract has a total value of $64.3 million, including a committed one-year base period valued at approximately $7 million. The contract also includes seven one-year option periods, which, if exercised at the DOJ’s sole discretion and subject to the availability of appropriations, would generate ongoing revenue for ROC. Under the contract, ROC will develop and support DERP, enabling the ingestion, review, analysis, and production of e-discovery content, including cellphone and social media data, in support of federal prosecutions.

“This win builds on the momentum from our recent federal ABIS award, ROC’s first win of a strategic beachhead customer, and represents another important step for ROC’s competitive technologies that are gaining adoption across the federal market,” added Swann. “From biometric identification to digital evidence, America’s agencies need American-made technology that can perform at scale, support real-world workflows, and break down siloed systems, data sources, and teams.”

The award also reinforces the strategic value of ROC’s acquisition of ZTC, bringing together teams that have worked alongside one another for many years with decades of operational experience supporting consequential investigations and events. ZTC’s digital forensics technology and more than two decades of federal experience expand ROC Evidence’s capabilities for large-scale data ingestion, processing, and analysis, strengthening ROC’s ability to support major federal and national security programs at scale.

About ROC

ROC is a leading U.S. developer and manufacturer of Vision AI, delivering sovereign biometrics, video analytics, and digital evidence through a unified platform. This enables agency and integrator partners to unlock faster, more accurate, and cost-efficient capabilities. At its core, ROC transforms raw pixels into real-time operational awareness for defense, public safety, and digital commerce. The Company is headquartered in Denver, Colo., with additional hubs in Grand Rapids, Mich., and Morgantown, W.V. For more information, please visit the Company’s website: www.roc.ai.

Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar expressions that predict or indicate future events or trends or that are not statements of historical fact. Among other things, the description of the obtained contract in this announcement contains forward-looking statements. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from the Company's expectations or projections. Forward-looking statements involve inherent risks and uncertainties. A number of factors could cause actual results to differ materially from those contained in any forward-looking statement, including but not limited to: (i) the U.S. Government’s right to terminate or decline to renew the contract, in whole or in part, at its convenience; (ii) the fact that only the base period is presently funded and that exercise of any option period is at the Government’s sole discretion and subject to the availability of appropriations, such that the full $64.3 million total contract value may not be realized; (iii) risks relating to the Company’s performance under, and its ability to satisfy the technical, delivery, and staffing requirements of, the contract; (iv) changes in government budgets, funding levels, spending priorities, and procurement policies; (v) risks relating to the integration of the ZTC acquisition and the realization of its anticipated benefits; and (vi) the Company’s goals, strategies, future business development, financial condition, and results of operations.Further information regarding these and other risks is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement, except as required under applicable law.

Media inquiries:

Matt Aitken, VP of Marketing

media@roc.ai

Investor inquiries:

CORE IR

ir@roc.ai